   As filed with the Securities and Exchange Commission on June 5, 2002.
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                KOSS CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                      39-1168275
      (State of Incorporation)                       I.R.S. Employer I.D. No.

             4129 NORTH PORT WASHINGTON AVENUE, MILWAUKEE, WISCONSIN
                    (Address of Principal Executive Offices)

                                      53212
                                   (Zip Code)

                  KOSS CORPORATION 1990 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)


                                 MICHAEL J. KOSS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                KOSS CORPORATION
                        4129 NORTH PORT WASHINGTON AVENUE
                           MILWAUKEE, WISCONSIN 53212
                     (Name and address of agent for service)

                                  414-964-5000
          (Telephone number, including area code of agent for service)


                                 With a copy to:
                             RICHARD W. SILVERTHORN
                          WHYTE HIRSCHBOECK DUDEK S.C.
                      111 EAST WISCONSIN AVENUE, SUITE 2100
                           MILWAUKEE, WISCONSIN 53202
                                  414-273-2100

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                          AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)      PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
------------------------------------    ---------------     ----------------   ------------------   -----------------
Common Stock, par value $0.01 per        621,462 shares         $17.960           $11,161,457          $1,026.85
share

-------------------------------------

(1) This registration statement is being filed pursuant to General Instruction E to Form S-8 to register additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. The number of additional securities registered hereby equals: (A) the sum of (i) 5,873 shares, which reflects an automatic increase, pursuant the provisions of the Koss Corporation 1990 Flexible Incentive Plan (the "Plan"), in the number of shares authorized for issuance under the Plan equal to 0.25% of the number of shares of Koss Corporation Common Stock (2,349,369) issued and outstanding on July 1, 2000; (ii) 4,858 shares, which is 0.25% of the number of shares of Koss Corporation Common Stock (1,943,378) issued and outstanding on July 1, 2001; and (iii) 300,000 additional shares authorized pursuant to an amendment to Plan the effective as of October 18, 2001; (B) adjusted to give effect to the registrant's 2-for-1 stock split (effected in the form of a stock dividend) effective November 5, 2001.

(2) Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457 under the Securities Act of 1933, as amended, based upon the average of the high ($17.960) and low ($17.960) prices of the Registrant's common stock as reported on The Nasdaq Stock Market on May 23, 2002.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In accordance with General Instruction E to Form S-8, because this Registration Statement only registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the same employee benefit plan is effective, Items 4 through 7 or Part II are omitted.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities Exchange Commission are incorporated herein by reference:

(a) All prior registration statements on Form S-8 relating to securities of the same class to be offered under the Koss Corporation 1990 Flexible Incentive Plan (the "Plan"), as follows:

         (i) Registration Statement on Form S-8 filed on April 8, 1993 (Registration No. 33-60804);

         (ii) Registration Statement on Form S-8 filed on January 24, 1997 (Registration No. 333-20405);

         (iii) Registration Statement on Form S-8 filed on May 26, 2000 (Registration No. 333-37986).

(b) The Registrant's annual report on Form 10-K for the fiscal year ended June 30, 2001 (Commission File No. 000-03295).

(c) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2001 (Commission File No. 000-03295).

(d) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2001 (Commission File No. 000-03295).

(e) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002 (Commission File No. 000-03295).

(f) The Registrant's current report on Form 8-K filed on October 5, 2001 announcing a two-for-one stock split to be effective on November 5, 2001.

(g) The description of the Registrant's Common Stock contained in the registration statement filed pursuant to section 12 of the Exchange Act and all amendments thereto or reports filed for the purpose of updating such description.

(h) All reports and other documents subsequently filed by the Registrant or the Plan pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

         See Exhibit Index which follows the signature pages of this registration statement.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on June 3, 2002.

                                         KOSS CORPORATION


                                         By: /s/ Michael J. Koss
                                             ------------------------------
                                             Michael J. Koss, President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Koss and Richard W. Silverthorn, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME & TITLE                                                 DATE



/s/ Michael J. Koss
-----------------------------------------------------
Michael J. Koss                                              June 3, 2002
Vice Chairman, President, Chief Executive Officer,
Chief Operating Officer, Chief Financial Officer and
Director



/s/ Sujata Sachdeva
-----------------------------------------------------
Sujata Sachdeva                                              June 3, 2002
Vice President-Finance (Principal Accounting Officer)



/s/ John C. Koss
-----------------------------------------------------
John C. Koss, Director and Chairman                          June 3, 2002


/s/ Thomas L. Doerr
-----------------------------------------------------
Thomas L. Doerr, Director                                    June 3, 2002



/s/ Victor L. Hunter
-----------------------------------------------------
Victor L. Hunter, Director                                   June 3, 2002

/s/ Lawrence S. Mattson
-----------------------------------------------------
Lawrence S. Mattson, Director                                June 3, 2002


/s/ Martin F. Stein
-----------------------------------------------------
Martin F. Stein, Director                                    June 3, 2002


/s/ John J. Stollenwerk
-----------------------------------------------------
John J. Stollenwerk, Director                                June 3, 2002

                                  EXHIBIT INDEX



EXHIBIT                                                                                                       FILED
  NO.                    DESCRIPTION                         INCORPORATED BY REFERENCE FROM                  HEREWITH
------        ------------------------------------------     ------------------------------------------      --------
3.1           Certificate of Incorporation of the            Incorporated by reference from Exhibit 3.1
              Registrant, effective as of May 26, 2000.      to the Registrant's Annual Report on Form
                                                             10-K for the year ended June 30, 1996
                                                             (Commission File No. 000-03295).

3.2           By-Laws of the Registrant, effective as of     Incorporated by reference from Exhibit 3.2
              May 26, 2000.                                  to the Registrant's Annual Report on Form
                                                             10-K for the year-ended June 30, 1996
                                                             (Commission File No. 000-03295).

5.1           Opinion of Whyte Hirschboeck Dudek S.C. as                                                         X
              to the legality of the stock being
              registered.

23.1          Consent of PricewaterhouseCoopers LLP.                                                             X


23.3          Consent of Whyte Hirschboeck Dudek S.C.                                                           X(1)

24.1          Power of Attorney                                                                                 X(2)

(1)      Included as part of Exhibit 5.1 of this Registration Statement.

(2)      Included as part of the signature page of this Registration Statement.